                                                                    EXHIBIT 10.2



                                                         Contract No. 97TX-10014
                                                                        11/27/96






                               LICENSE AGREEMENT


                                EXECUTED BY THE

                            UNITED STATES OF AMERICA

                              DEPARTMENT OF ENERGY

                           ACTING BY AND THROUGH THE

                        BONNEVILLE POWER ADMINISTRATION

                                      AND

                            ELECTRIC LIGHTWAVE, INC.



[Asterisks herein denote confidential material which has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.]

                               TABLE OF CONTENTS


                                                         Page
                                                         ----

SECTION


1.   DEFINITIONS........................................   2
2.   TERM...............................................   9
3.   EXHIBITS...........................................  11
4.   AMENDMENTS.........................................  11
5.   MILESTONE SCHEDULE.................................  11
6.   OWNERSHIP..........................................  11
7.   LICENSE............................................  13
8.   PERFORMANCE CRITERIA...............................  14
9.   ELI CAPITAL SPENDING...............................  16
10.  BUSINESS PLAN......................................  16
11.  MARKET PRICE ASSESSMENT............................  17
12.  PAYMENT............................................  18
13.  MAINTENANCE, REPAIR, AND RESTORATION OF THE CABLE..  21
14.  REGENERATOR BUILDING(S)............................  28
15.  RIGHTS AND OBLIGATIONS CONCERNING THE CABLE........  28
16.  RELOCATION OF THE CABLE............................  36
17.  REPRESENTATIONS AND WARRANTIES.....................  38
18.  AUDIT PROCEDURES...................................  41
19.  INSURANCE..........................................  42
20.  DEFAULT............................................  47
21.  TERMINATION........................................  51
22.  INDEMNIFICATION; WAIVER OF DAMAGES.................  53
23.  DISPUTE RESOLUTION.................................  55
24.  GENERAL............................................  56


     Exhibit A  (Route)
     Exhibit B  (Payment Specifications)
     Exhibit C  (Milestone Schedule)
     Exhibit D  (Fiber Specifications)

     This LICENSE AGREEMENT (Agreement), by the UNITED STATES OF AMERICA (Government), Department of Energy, acting by and through the BPA POWER ADMINISTRATION (BPA), and Electric Lightwave, Incorporated (ELI), a corporation organized and existing under the laws of the State of Delaware. Both BPA and ELI may be referred to herein individually as "Party" and collectively as "Parties."


                             W I T N E S S E T H :


     WHEREAS BPA owns the Cable and Cable accessories; and

     WHEREAS BPA shall retain 12 of the 36 fibers in the Cable for its own use, which will give BPA fiber optic cable capacity in excess of that which is needed to operate its transmission communications along the Route; and

     WHEREAS BPA is the licensor and ELI is the licensee for 24 of the 36 fibers in the Cable; and

     WHEREAS BPA constructs and installs the Cable; and

     WHEREAS BPA shall direct and oversee the design and installation of the Cable upon the Route; and

     WHEREAS BPA desires to grant a license for a period of time to ELI (as hereinafter defined) respecting the Commercial Fiber as defined below, along the Route under the terms and conditions contained herein;

     NOW, THEREFORE, in consideration of the premises and of the mutual obligations and agreements herein contained, the Parties hereby agree as follows:


1.   DEFINITIONS

     The following terms, when used in this Agreement, shall have the meanings set forth in this section:

     (a) "BPA Capital Cost" means the direct and indirect costs BPA incurs, using prudent electric utility practices, to develop and construct the Cable along the Route. Direct costs include, but not limited to, Environment, Surveying and Mapping, Design, Land, Material, Construction, and Labor. Such costs incurred up to 12 months after Energization shall be included. Indirect costs (overheads) shall be included as part of BPA Capital Cost and applied at a fixed rate of 40 percent to all direct costs. Interest costs, implicit or otherwise, will be excluded. BPA shall use its best efforts to manage to the cost of development and construction of the Cable to, or below, [*].

     (b) "BPA Facilities" means all BPA-owned and/or leased structures, buildings, land, access roads, and equipment along the Route.

     (c) "BPA Fiber" means 12 dark optical fibers within the Cable designated for BPA's exclusive use and control.

     (d) "Cable" means a BPA-owned cable, containing 36 optical fibers, single-mode, nondispersion shifted and/or dispersion shifted, to be installed along the Route.

     (e) "Cable Accessories' means the equipment necessary for the attachment of the Cable to the BPA Facilities, including splice boxes.

     (f) "Cable Specifications" means the drawings and specifications regarding the Cable hardware and materials incorporated into the construction project.

     (g) "Commercial Fiber" means the 24 dark optical fibers within the Cable licensed to ELI under this License Agreement.

     (h) "Dark Fiber Lease Value" means the sum of all dark fiber lease payments received by ELI for Commercial Fiber.


----------
* Confidential material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

     (i) "Diverse Fibers" means 4 dark optical fibers within the Cable reserved for diverse switching paths for a SONET ring in order to achieve optimum network robustness and reliability.

     (j) "ELI Transport Service(s)" means Transport Service(s) used by ELI in the delivery of End-User Service(s).

     (k) "ELI Transport Service Value(s)" means the sum of the values for all the ELI Transport Service(s) within the Commercial Fiber as described in Exhibit B.

     (l)  "End-User" means the customer(s) of ELI.

     (m) "End-User Service(s) means services provided to the End-User, other than Transport Service(s) and Other Service(s).

     (n) "End-User Transport Service Value(s)" means the sum of all payments received by ELI from End-User(s) for Transport Service sales.

     (o) "Energization" means the time when the Cable is fully installed and the fiber meets testing criteria agreed to by the Parties.

     (p) "Fiber Specifications" means the performance attributes of the fiber within the Cable as described in Exhibit B.

     (q) "Gross Revenue Value(s) (GRV)" means the sum of ELI's Transport Service Value(s) plus End-User Transport Service Value(s) plus Dark Fiber Lease Value(s) plus Other Service Value(s).

     (r) "Interest Rate" means .05 percent per day (18.25 percent per annum) to be compounded daily to the unpaid balance.

     (s)  "License" means the License granted to ELI in section 7(a).

     (t) "Originating and Terminating Markets" means the areas in and around the cities along the Route. The cities in Oregon include Portland and The Dalles. The cities in Washington include: Yakima, Spokane, Wenatchee, Ellensburg, Pasco, Richland, and Kennewick; as well as other cities adjacent to the Route.

     (u) "Other Transport Service(s)" means services sold over the Commercial Fiber at the Optical Carrier level (e.g. OC1, OC3, OC12, OC48).

     (v) "Other Transport Service Value(s)" means the sum of all payments received by ELI for Other Transport Services.

     (w) "Regenerator Building(s)" means the building(s) along the Route, owned and operated by ELI, that house the terminal and regenerator equipment including any optronics or electronics required by ELI to make use of the ELI Fibers. For the purpose of this Agreement, the Regenerator Building(s) include conduit and fiber optic cable from the Regenerator Building(s) up to the nearest fiber optic splice box on the Route or the nearest substation fence, at BPA's discretion.

     (x)  "Route" means the Cable path as described in Exhibit A.

     (y) "Transport Services" means individual DSO, DS 1, and DS3 circuits used or sold as bulk transport by ELI for long-haul traffic on the Commercial Fiber as described below:

          (1)  "Digital Signal Zero (DS0)" means: one (1) 64 Kilobits per second
               (Kbps) or 56 Kbps digital, pulse coded modulated voice channel;

          (2) "Digital Signal One (DS1)" means: (A) in the U.S. Digital hierarchy, digital signal level 1 indicates a 1.544 megabytes per second (Mbps) data signal; and (B) also referred to as a T I in the U.S. time-division multiplexing hierarchy, digital signal level 1 (DS1) indicates the first level of multiplexing. It is defined as 24 DS0 (64 Kbps) circuits multiplexed into a 1.544 Mbps data signal; and


          (3) "Digital Signal Level Three (DS3)" means: (A) In the U.S. Digital hierarchy, digital signal level 3 indicates a 44.736 Mbps data signal, often delivered to customers via optical fiber systems, also referred to as T; (B) in the U.S. time-division multiplexing hierarchy, digital signal level 3 (DS3) indicates the third level of multiplexing. It is defined as 28 DS1 (1.544 Mbps) signals, with added overhead bits, multiplexed onto a 44.736 Mpbs data signal; and (C) high capacity access service that provides capacity equivalent to 28 DS1 circuits, 7 DS2 channels, or 672 voice grade special access circuits; also used generically to describe digital data transmission services operating over fiber optic lines at transmission speed of 44.6 Mbps.

2.  TERM

     (a) This Agreement shall be effective at 2400 hours on the date of execution by both Parties (Effective Date) and shall continue in effect for a period of 15 years after Energization, unless sooner terminated or extended in accordance with the terms of this Agreement.

     (b) The term of this Agreement shall be extended only by mutual agreement of the Parties. The Agreement may be extended for two separate 5-year renewal periods. Either Party shall notify the other Party at least 90 days prior to the expiration date of this Agreement if the notifying Party decides to exercise its renewal option. The other Party shall have 45 calendar days to accept or reject the renewal option. The terms and conditions of this

          Agreement applicable to the initial 15-year period may be modified or renegotiated before each Renewal Period(s) upon mutual agreement by the Parties.

     (c) All obligations incurred and outstanding including Indemnification, under section 22 shall survive the expiration or termination of this Agreement; provided that sections 23 and 24(h) shall survive expiration or termination for 3 years.

3.   EXHIBITS

     Exhibit A (Route); Exhibit B (Payment Specifications); Exhibit C (Milestone Schedule); Exhibit D (Fiber Specifications); and Exhibit E (Detailed Restoration Plan) are incorporated into and made a part of this Agreement.

4.   AMENDMENTS

     This Agreement may be amended upon the written agreement of both Parties.

5.   MILESTONE SCHEDULE

     Energization of the Cable is currently scheduled for December 1, 1997. On or before July 15, 1997, BPA and ELI agree to complete an evaluation of the milestones, described in Exhibit C, required to complete construction and Energization of the Cable. The evaluation shall determine if Exhibit C will be revised to reflect an earlier, or later, Energization date.

6.   OWNERSHIP

     (a) Each Party shall own its own electronic and optronic devices necessary to transmit signals over the fibers each Party controls as specified in this Agreement.

     (b) BPA shall own all structures, improvements, and components obtained for or installed on BPA Facilities and the Route in accordance with this Agreement.

     (c) Title and ownership of the Cable Accessories, Regenerator Building(s), and related equipment within the Regenerator Building(s) furnished by ELI shall be and remain the property of ELI, except that BPA shall gain title to and ownership of such equipment which cannot be removed without damage to BPA Facilities at termination of this Agreement.

7.   LICENSE

     (a)  EXCLUSIVITY

          BPA hereby grants to ELI an exclusive License to use the Commercial Fiber and to manage the Diverse Fibers. This right shall remain exclusive as long as ELI meets or exceeds the Performance Criteria described in section 8.

     (b)  ACCESS TO THE ROUTE

          ELI shall have escorted access to the Route for the purposes of performing its rights and obligations under this Agreement. BPA shall have the right to use the Route, BPA Fiber, or any portion thereof, together with the right to enter upon the Route, or any portion thereof, at all times, for any and all purposes. BPA shall retain the right to use the BPA Fiber for its own internal electric system network and utility business purposes.

     (c)  NO PROPERTY INTEREST

          This Agreement shall not confer upon ELI any ownership or possessory interest in the Route or other property owned by BPA except as provided herein, and ELI agrees that it shall never make any claim of such interest based upon this Agreement.

8.   PERFORMANCE CRITERIA

     (a) Pursuant to section 7(a), the cumulative GRV must be equal to or greater than the cumulative Performance Criteria (calculated from previous and current years).

          ELI's PERFORMANCE CRITERIA shall be calculated as a percentage of the Revenue Forecast listed in Table A.

          The PERCENTAGE applied to the Revenue Forecast shall be [*], in year one, and [*] for the following years, except that, following the year that the cumulative annual GRV for all years is equal to or greater than BPA Capitol Cost, the percentage used thereafter for calculating Performance Criteria will be [*].

          ANNUAL GRV equals the sum of the monthly GRVs over a given 12-month period. Unless otherwise agreed to by the Parties, the first 12-month period (Year 1) shall commence 30 calendar days following Energization.


                                    TABLE A

                           YEAR[*]         REVENUE FORECAST[*]

















----------
* Confidential material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                  SAMPLE PERFORMANCE CRITERIA CALCULATION[*]




        A       B      C        D       E       F       G















     (b)  BPA RIGHTS

          (1) If at any time following an audit of performance within 60 days of the conclusion of each annual period, ELI fails to meet, on a cumulative basis, the Performance Criteria, BPA, at its discretion, may determine the License to be nonexclusive and BPA shall have the right to use any unused portion of the Commercial Fiber for any purpose.

          (2) In the event ELI's rights to use the Commercial Fiber becomes nonexclusive, ELI shall cooperate with BPA to allow co-location of other users of the Commercial Fiber in ELI's Regenerator Buildings, based on available space. The Parties shall agree to the amount of reasonable compensation to be charged to the co-locating users.

----------
* Confidential material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

9.   ELI CAPITAL SPENDING

     ELI shall make capital investments to provision the Commercial Fiber with electronics, optronics, buildings, other infrastructure, and fiber connectivity with Local Exchange Carrier networks and Inter-Exchange Carrier networks, at a sufficient level to meet the Revenue Forecast listed in Table A of section 8(a).

10.  BUSINESS PLAN

     ELI shall develop a Business Plan that describes ELI's proposal for marketing, managing, and utilizing the Cable along the Route. The Business Plan shall include, but is not limited to, ELI's marketing strategy for telecommunications service(s) along the Route, customer service, sales strategy for all Transport Services, accounting, billing and collections standards, strategy for maintaining ELI fibers, and plan for maintaining compliance with all regulatory requirements or relevant State regulatory authorities and the Federal Communications Commission. Unless otherwise agreed to by the Parties, ELI shall complete the Business Plan 6 months from the date of execution of this Agreement. Prior to finalization of the Business Plan, BPA shall have the right to review ELI's Business Plan for consistency with this Agreement, however, BPA shall not be involved in ELI's decisions regarding the marketing, pricing, managing, and use of the Commercial Fiber. ELI shall use its best efforts, consistent with reasonable commercial practices, to maximize the GRV generated pursuant to the License.

11.  MARKET PRICE ASSESSMENT

     (a) BPA shall procure, under separate agreement, the services of a market assessment consultant(s) to assess market prices of bulk transport services and provide reports to BPA.

     (b) BPA and ELI agree to equally share in the costs of procuring the services described above.

     (c) The market assessment consultant shall be responsible for acquiring quotes, calculating an average, and delivering market assessment reports to BPA at some planned interval, using the methodology agreed to by BPA and ELI. BPA and

          ELI shall within 120 calendar days from execution of this Agreement, make their best effort to agree to the methodology.

     (d) BPA agrees to allow ELI to participate in the development of the methodology for assessing market price(s) to be used under this Agreement.

     (e) ELI agrees to use the current data provided to BPA by the market assessment consultant as a basis for setting ELI Transport Service Value(s) for each ELI Transport Service, depending on when the ELI Transport Service is placed in service by ELI. The ELI Transport Service Value for any specific ELI Transport Service will remain in effect for a period of 36 months, after which the ELI Transport Service must be re-valued based on the current market assessment data.

     (f) The agreed to methodology may be changed by mutual agreement of BPA and ELI.

12.  PAYMENT

     (a) ELI agrees to pay BPA monthly, according to the Payment Specifications described in Exhibit B. In addition to ELI's monthly payment to BPA, ELI shall include a monthly report of all transactions. The report will allow BPA to account for the GRV generated each month. Both Parties shall agree on a reporting format to be used, prior to ELI's first payment to BPA.

     (b) For the purposes of determining the monthly payment required under this Agreement, any Transport Services originating in the Originating and Terminating Markets, or any Transport Services originating in western Washington (west of Cascade Mountain Range), and terminating in

          Originating and Terminating Markets, excluding Portland, Oregon, will be included in the accounting to determine GRV.

     (c) Unless otherwise agreed to by the Parties, accounting of the GRV shall begin 30 calendar days following Energization. Payment shall be received by BPA from ELI by the last day of each month for GRV calculated on the previous calendar months' transactions. Payments shall be sent to the address identified in (f) below.

     (d) Payments to BPA for revenue generated by ELI from use of the Commercial fiber (or portion thereof) before Energization shall be based on the GRV of such services and calculated using the 46 percent Payment Factor, as described in Exhibit B. All payments, including payments based on Early Service Revenues, shall be credited toward ELI's accumulative monthly payments to BPA to determine Payment Factor.

     (e)  EARLY SERVICE REVENUES

          Revenues generated by ELI, using the Commercial Fibers, before Energization (as described in section 8), shall be accumulated as a credit against the Performance Criteria in Year 1.

     (f) Payment shall be made by wire transfer. ELI shall pay by wire transfer using procedures established by BPA's Financial Services Group. Wire transfer amounts are due and payable on the Due Date. The Customer may pay its bill by mail provided the following conditions are met:

          (1)  ELI gives BPA 30 days' notice of its intent to pay by mail; and

          (2)  ELI ensures that BPA receives full payment by the Due Date.

          Payments shall be mailed to:

          BPA Accounting Operation - FRO
          P.O. Box 6040
          Portland, OR 97228-3621

     (g) Payments not received by BPA when due shall bear interest at the Interest Rate from the date payment was due until the date payment is made to BPA. Late payments shall be collected pursuant to the Debt Collection Act, 1982, Pub. L. No. 97-365.

     (h) BPA may purchase from ELI any commercial telecommunications service ELI offers business customers generally. The price charged by ELI for any such service shall be the lowest price then charged by ELI to similarly situated commercial customers for a similar service or group of services.

13.   MAINTENANCE, REPAIR, AND RESTORATION OF THE CABLE

     (a)  MAINTENANCE OF THE CABLE

          (1) During the term of this Agreement, BPA shall be responsible for the physical routine maintenance of the Cable and the Cable Accessories. BPA shall maintain the Cable and the Route at all times in good working order and in a safe condition, in conformity with the Cable Specifications and all applicable laws and regulations.

          (2) BPA shall pay all costs associated with the routine maintenance of the Cable.

          (3) ELI shall be responsible for maintenance of its property, including the Regenerator Building(s) along the Route.

     (b)  DETAILED RESTORATION PLAN

          (1) Restoration activities will be integral to ensuring successful implementation of this Agreement. Timely restoration is dependent upon the timely coordination and cooperation between BPA and ELI.

          (2) The Parties agree to jointly, within 120 days of the execution of this Agreement by both Parties, develop a Detailed Restoration Plan (Exhibit E), which shall upon its completion, become part of this Agreement.

          (3) The following provisions described in sections (c) and (d) below shall form the principles and basis for the development of a Detailed Restoration Plan.

     (c)  RESTORATION PRIORITIES AND GENERAL REQUIREMENTS

          (1) BPA's obligation to maintain and repair the Cable and any activities incidental thereto shall be subordinate to, and shall not conflict with, BPA's rightful use and operation of its transmission facilities. In the event both BPA's transmission facilities and the Cable require maintenance or repair, the restoration of the Cable shall be at all times subordinate to the restoration of BPA's transmission facilities, unless otherwise agreed to by BPA in advance. The restoration of BPA's telecommunications system shall take priority over restoration activities related with the Commercial Fiber. In the event that ELI's License becomes nonexclusive pursuant to section 8, the Commercial Fiber used by ELI shall take priority over restoration activities related to any fibers used by any other users of the Commercial Fiber.

          (2) Any and all BPA, ELI representatives, or other users of the Commercial Fiber that construct, install, repair, replace, or otherwise handle the Cable, Cable Accessories, Commercial Fiber, BPA Fiber, or any related materials and equipment shall be properly trained and equipped to meet all current industry standards.

          (3) A BPA representative must be onsite during all repair and restoration work to perform functions such as safety watch, protection of BPA's transmission facilities, and obtain line clearances.

          (4) The Party performing the repair and restoration shall use prudent business methods to acquire the most cost-effective restoration procedures and materials available given the Cable
               Specifications, Fiber Specifications, and current industry standards.

          (5) BPA shall require all employees or agents of ELI or any other users of the Commercial Fiber who work near BPA's transmission facilities to demonstrate that they have been properly trained and equipped to perform the work. The Parties shall agree in advance what constitutes proper training and reasonable costs. The costs of agreed upon training of ELI employees, agents of ELI, or other users of the Commercial Fiber shall be borne by ELI.

          (6) A BPA representative shall have the authority to stop any work activities or equipment functions for reasons that he or she determines in good faith to involve potential health hazards, safety concerns, and potential disruption to BPA's operating system. BPA will make reasonable efforts to coordinate with ELI in case of such events.

     (d)  RESTORATION OF THE CABLE

          (1) BPA shall immediately, upon notification from ELI of interruption in service, failure, disrepair, impairment, or other need for repair or restoration of the Commercial Fiber, begin to mobilize BPA crews and make its continuous best effort to achieve such necessary repair or restoration, including making its best effort to have maintenance personnel at the affected site within 4 hours after receipt of such notice,

               PROVIDED, HOWEVER, subject to Section 13(c)(1), that in the event any of ELI's rights are interrupted pursuant to Section 23(a), repairs and restoration shall be made as expeditiously as possible. ELI recognizes that the 4 hour response time represents optimal conditions, and may be impossible to achieve when responding to certain remote locations. Actual response times will be influenced by factors such as the terrain, weather conditions present at the time the request is made, and the actual mileage from BPA's dispatch station to the fault site.


          (2) For purposes of this section, best efforts means activities and performance consistent with prudent utility practice, existing contract provisions for BPA's hourly employees ("Collective Agreement between BPA and Columbia Power Trades Council"), and response times that do not jeopardize the health and safety of BPA employees, agents of BPA, ELI employees, or agents of ELI.

          (3) The Detailed Restoration Plan shall set forth the roles and responsibilities of the respective Parties, and shall address issues regarding logistical considerations, response interval factors, communication between the Parties, sequential activity requirements, and other related items which would impact response time and restoration intervals. The aforementioned issues will be taken into consideration in the determination of whether BPA has used its best efforts in such restoration or repair activities. The Detailed Restoration Plan will also set forth financial penalties, if any, to be paid to ELI by BPA for failure to use its best efforts on any repair or restoration, including the mobilization effort as set forth above.

14.  REGENERATOR BUILDING(S)

     (a) ELI shall have sole responsibility for the expense and acquisition of any property necessary for its equipment along the Route. If space is available at BPA substations, such space shall be provided to ELI at BPA's "bare land" lease rate under a separate agreement.

     (b) ELI shall provide and own, except as provided in section 6(d), Cable Accessories, splice boxes, and other components necessary for the operation of the Commercial Fiber.

     (c) ELI shall have sole responsibility for obtaining electric power and any land rights for Regenerator Building(s).

     (d) ELI shall have sole responsibility for the physical maintenance and environmental compliance associated with the Regenerator Building(s) and the grounds around the Regenerator Building(s).

15.  RIGHTS AND OBLIGATIONS CONCERNING THE CABLE

     (a)  GENERAL

          In the event that ELI requires capacity (other than Transport Service(s)) along the Route, BPA and ELI shall agree in writing on how those transactions shall be valued.

          ELI shall not use Commercial Fiber for commercial activities not accounted for in this Agreement.

          ELI agrees to utilize the Commercial Fiber for all ELI capacity needs, existing or arising along the Route and between the Originating and Terminating Markets, except for diversity needs, and subject to ELI's existing contractual obligations. ELI shall use its best efforts to transition as quickly as possible from existing contractual obligations in satisfying the requirements of the preceding sentence.

     (b)  PERMITS

          BPA shall acquire all necessary regulatory or governmental permits and approvals required for construction of the Cable along the Route, and ELI shall, at its cost, cooperate and provide BPA with such information as BPA may reasonably request from ELI in connection with such permits and approvals. ELI shall acquire all necessary regulatory or governmental permits and approvals necessary for ELI's use of the Commercial Fiber for telecommunications services, including Transport Service(s) and Dark Fiber Leases, and any permits and/or approvals that may be required for the Regenerator Building(s). ELI shall not rely upon BPA to acquire from any other Federal agency any necessary regulatory or governmental permits and approvals.

          When feasible, BPA shall, at its cost, cooperate and provide ELI with such information as ELI may reasonably request from BPA in connection with acquiring permits, easements, or additional rights-of-way for the Regenerator Building(s); provided that ELI indemnifies and holds harmless BPA from any future liability resulting from such actions.

     (c)  TAXES, MECHANIC'S LIENS, AND ENCUMBRANCES

          ELI shall pay its own income taxes, as well as all franchise fees and other fees and taxes resulting from ELI's License or use of the Commercial Fiber. ELI shall keep the Route free and clear from all liens and encumbrances resulting from ELI's use of the Commercial Fiber. If ELI does not pay the foregoing taxes and fees when such become due, and such nonpayment results in the imposition of a lien on, or encumbrance of, the Route, then BPA shall have the right, but not the obligation, to pay all amounts due and discharge such lien or encumbrance, upon 30 calendar days' prior written notice to ELI. In the event BPA causes such liens or encumbrances to be discharged, ELI shall reimburse BPA upon demand together with interest thereon at the Interest Rate, accruing from the date that BPA makes payment discharging such liens or encumbrances until the date BPA receives full reimbursement from ELI. ELI shall have the absolute right to dispute or challenge any tax or fee assessed on its use of the Commercial Fiber.

     (d)  ACCESS ROADS

          ELI may use BPA's access roads to access the Regenerator Building(s), provided that heavy vehicles or other equipment being used on the access road will not at any time impair the use of the access road by BPA. Access to the roads shall be limited to the times and frequency required for maintenance and operation of the Regenerator Building(s) and equipment, and any repair and restoration of the Cable pursuant to section 13. ELI shall, at ELI's expense, repair any damage to the access roads caused as a result of ELI use of the access roads. ELI's shall acquire access easements to the Regenerator Building(s) where BPA access roads are not available.

     (e) ENVIRONMENTAL COMPLIANCE ACTIVITIES

          (1) BPA shall be responsible for compliance with the National Environmental Policy Act (NEPA) and shall acquire all necessary permits associated with the project operations, maintenance, and construction of the Cable. ELI shall, at its expense, cooperate and provide BPA with such information as it may reasonably request in connection with such compliance and permits. The project activities will be limited to construction and operation of cable, hardware, Regenerator Building(s), access roads and distribution lines if needed for Regenerator Building(s). If any mitigation measures are required along the Route as part of the NEPA compliance activities, these measures will be performed by BPA at the sole cost of BPA. Contacts with the local landowners will be performed by BPA-appointed representatives. Any landowner compensation required as part of the NEPA and project activities will be made by BPA. All of the compliance and permitting activities undertaken by BPA pursuant to this paragraph (e) shall be at the cost and expense of BPA.

          (2) BPA and ELI agree neither they nor anyone acting on their behalf will bring, keep, or use Hazardous Materials at or on the Route (including regenerators) except for those necessary for use in their respective businesses, in which case they are to be handled, stored, used, and disposed of in compliance with applicable laws, regulations, and ordinances.

          (3) BPA agrees to indemnify and hold ELI harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses arising from or due to the presence of Hazardous Materials at or on the Route (including regenerators) if BPA or its agent, contractor, employees, or invitees is responsible for the introduction of the Hazardous Materials. This indemnity shall specifically include, without limitation, any and all costs due to Hazardous Materials which flow, diffuse, migrate, or percolate into, onto or under the property, or from the property to neighboring property or groundwater after the Agreement commences; however, it shall not include the cost of repairing ELI's equipment.

          (4) ELI agrees to indemnify and hold BPA harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses arising from or due to the presence of Hazardous Materials at or on the Route (including regenerators) if ELI or its agent, contractor, employee, or invitees is responsible for the introduction of the Hazardous Materials. This indemnity shall specifically include, without limitation, any and all costs due to Hazardous Materials which flow, diffuse, migrate, or percolate into, onto or under the property, or from the property to neighboring property or groundwater after the Agreement commences; however, it shall not include the cost of repairing BPA's equipment.

          (5) Hazardous Materials, as used herein, shall mean all materials which have been determined to be hazardous to health or the environment by virtue of being: (A) a hazardous waste as defined by the Resource Conservation and Recovery Act; (B) a hazardous substance as defined in the Comprehensive Environment, Compensation, and Liability Act; (C) a substance regulated by the Toxic Substances Control Act; and (D) substances regulated by the Federal Insecticide, Fungicide, Rodenticide Act in accordance with the applicability provisions of such Act. Reference to specific statutes include amendments as they are made from time-to-time, as well as the regulations promulgated thereunder.

16.  RELOCATION OF THE CABLE

     In the event that the Cable may require relocation or replacement during the term of this Agreement, the cost of such relocation or replacement shall be allocated as follows:

     (a)  If requested by ELI, ELI shall pay all such costs;

     (b) If requested by BPA due to requirements necessary to provide economical and reliable electric power, BPA shall pay all such costs;

     (c) If the Cable must be relocated due to the order of any court, governmental agency, or in conjunction with the operational needs of BPA, BPA shall, in consultation with ELI, designate a new route for the Cable. The costs associated with such required relocation that are not paid by a third party, shall be paid by BPA. ELI shall be responsible for any relocation costs associated with ELI's Regenerator Building(s), ELI-owned cable, and ELI-owned terminal equipment.

17.  REPRESENTATIONS AND WARRANTIES

     (a)  ELI

          ELI represents and warrants to BPA as follows:

          (1) ELI is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware. ELI is duly qualified to do business and is in good standing in the States of Oregon and Washington. ELI covenants that it will maintain any necessary Federal, State, or local compliance needed to continue to do business in the States of Oregon and Washington. ELI has full power and authority to execute, deliver, and perform its obligations under this Agreement. The execution of this Agreement by ELI has been duly and validly authorized by all necessary action on the part of ELI. This Agreement is a legal, valid, and binding obligation of ELI, enforceable against ELI in accordance with its terms. The execution and delivery of this Agreement by ELI and the performance of the terms, covenants, and conditions contained herein will not violate the articles of the corporation, or bylaws of ELI, or any applicable law or regulation or any order of court or arbitrator, and will not conflict with and will not constitute a material breach of, or default under, the provisions of any contract by which ELI is bound. Except as otherwise stated herein, no approval, authorization, or other action by any governmental authority or filing with any such authority which has not been obtained or accomplished is required in connection with the execution, delivery, and performance by ELI of this Agreement.

          (2) Any assignment of the License of this Agreement to parties not owned by Citizens Utilities shall be with the written consent of BPA, such consent shall not be unreasonably withheld.

          (3) There are no known actions, suits, or proceedings pending or overtly threatened against ELI before any court or administrative agency that would materially impair ELI's performance of its obligations under this Agreement.

          (4) ELI has made no other representations or warranties outside of this Agreement and BPA acknowledges and agrees that it is not relying on any other representations or warranties.

     (b)  BPA

          BPA represents and warrants to ELI as follows:

          (1) BPA is duly authorized to execute this Agreement. This Agreement constitutes a legal and valid obligation of BPA enforceable in accordance with its terms to the full extent provided by law.
               The enforceability of this Agreement is qualified as to:

               Limitations imposed by bankruptcy laws of the United States, insolvency, reorganization, arrangement, moratorium, or other laws relating to or affecting the enforcement of creditor's rights generally.

          (2) Upon execution of this Agreement, BPA warrants that there are no known conflicts with this Agreement and that this Agreement does not constitute a material breach of or a default under any constitutional provision, law, or administrative regulation, or violate any judgment, decree, or other instrument, or any other contract related to the Route to which BPA is a Party or to which BPA or any of its property or assets is subject.

          (3) BPA has made no other representations or warranties outside of this Agreement and ELI acknowledges and agrees that it is not relying on any other representations or warranties.

     (c)  NO BPA WARRANTY CONCERNING ROUTE

          BPA makes no representation or warranty whatsoever concerning the physical characteristics of the Route. ELI acknowledges that neither BPA nor any of BPA's officers, employees, representatives, contractors, or subcontractors or agents have made any such representation, nor is BPA or ELI entering into this Agreement in reliance upon any such representation or warranty.

18.  AUDIT PROCEDURES

     (a)  RECORDS

          The Parties shall maintain true and correct sets of records in connection with the performance of this Agreement. ELI shall retain records of all transactions with supporting documentation related thereto for a period of not less than 3 years after the term of a specific transaction has expired and receipt of final payment by ELI to BPA. The records in connection with each financial transaction shall include an accounting of gross revenues, revenue shares, and billing and collection.

     (b)  AUDIT RIGHTS

          Either Party shall have the right to perform an audit of each other's books, records, and documents used in or relating to the costs to construct, repair, and maintain the site and improvements under this Agreement. Such audit may be performed within 36 months after the date that either Party renders a bill or refund voucher. Each Party shall be responsible for all expenses incurred by such Party in the performance of an audit pursuant to this section. In the event that the Parties agree that the Auditing Party's audit is determined to be correct, the Non-Auditing Party shall reimburse the Auditing Party the agreed upon amount. In the event that the Non-Auditing Party disagrees with the results of the other Party's audit, and resolution is not reached between the Parties, the Parties agree to resolve the dispute pursuant to Section 23 of this Agreement.

     (c) BPA reserves the right to conduct technical audits, including physical inspection of the number, type, and use of circuits, including Transport Service(s) sold, used, and administered by ELI using the Commercial Fiber.

19.  INSURANCE

     (a)  GENERAL

          At all times during the term of this Agreement and the License term, ELI, at its own cost and expense, shall provide the insurance specified by this section.

     (b)  EVIDENCE REQUIRED

          On the Effective Date of this Agreement, ELI shall provide BPA with a certificate of insurance (Certificate of Insurance) executed by an authorized representative of the insurer(s) evidencing that ELI insurance complies with this section. A copy of all required endorsements shall be attached to and form a part of the Certificate of Insurance.

     (c)  NOTICE OF CANCELLATION, REDUCTION, OR MATERIAL CHANGE IN COVERAGE

          Policies shall be endorsed to provide BPA with 30 calendar days' prior written notice of any cancellation, reduction, or material change in coverage. If insurance coverage is due to be canceled, reduced, or materially changed, ELI shall, within 30 calendar days before the effective date of such cancellation, reduction, or material change, obtain the coverage required under this Section 19 and provide to BPA documentation evidencing such coverage. ELI shall be responsible for the costs of any damage, liability, or injury occurring during any period of cancellation, reduction, or material change in insurance coverage to the extent such costs are not otherwise covered by insurance; provided that ELI shall not be responsible for the costs of any damage, liability, or injury occurring during any such period if such damage, liability, or injury was caused by BPA's gross negligence or willful misconduct.

     (d)  QUALIFYING INSURERS

          Policies shall be issued by companies which hold a current policyholders alphabetic and financial size category rating of not less than A:X according to Best's Insurance Reports.

     (e)  INSURANCE REQUIRED

          (1)  LIABILITY

               Commercial general liability insurance for bodily injury (including death) and property damage shall provide limits of not less than $10 million per occurrence.

               (A)  Coverage included shall be:

                         (i)   premises and operations;

                         (ii)  broad form property damage;

                         (iii) products and completed operations;

                         (iv)  blanket contractual liability;

                         (v)   personal injury liability;

                         (vi)  cross-liability and severability of interests;
                               and

                         (vii) independent contractors liability.

                (B)  Coverage shall be endorsed to include the following:

                         (i) inclusion of BPA, its officers, representatives, agents, and employees as an additional insured as respects services or operations in connection with this Agreement; and

                         (ii) stipulation that the insurance is primary insurance and that no insurance or self-insurance of BPA will be called upon to contribute to a loss.

          (2)  BUSINESS AUTOMOBILE LIABILITY INSURANCE

               Business Automobile Liability Insurance for bodily injury (including death) and property damage shall provide total limits of not less than $2 million combined single limit per occurrence to all owned, non-owned, and hired vehicles.

          (3)  WORKERS' COMPENSATION/EMPLOYER'S LIABILITY INSURANCE

               Statutory Workers' Compensation and Employer's Liability Insurance for not less than $1 million per occurrence shall apply to employer's liability coverage for all employees engaged in services or operations under this Agreement. The policy shall include broad form all-States/other States coverage.

     (f)  SPECIAL PROVISIONS

          (1) The foregoing requirements as to the types and limits of insurance coverage to be maintained by ELI, and any approval of said insurance by BPA or ELI, are not intended to and shall not in any manner limit or qualify the liabilities and obligations otherwise assumed by ELI pursuant to this Agreement, including, but not limited to, the provisions concerning indemnification.

          (2) BPA acknowledges that some insurance requirements contained in this Section 19 may be fulfilled by a funded self-insurance program of ELI or its parent company, Citizens Utilities. However, this shall not in any way limit liabilities assumed by ELI under this Agreement. Any self-insurance program must be first approved in writing by BPA.

20.  DEFAULT

     (a)  EVENTS OF DEFAULT

          If either Party is in material breach or default (Defaulting Party), under this Agreement, the other Party (Non-Defaulting Party) may notify in writing the Defaulting Party that it is in material breach or default, such notice to be effective upon its receipt by the Defaulting Party. Material breach or default under this Agreement shall include, but is not limited to the following:

          (1) failure to make any payment when due hereunder; with the exception of payments that become payable during periods of Force Majeure as provided in Section 24(a)(2).

          (2) failure to perform any obligations required to be observed or performed hereunder;

          (3) any representation or warranty made by one Party to the other herein proving incorrect in any material respect as of the date of the making thereof;

          (4) ELI files a voluntary petition in bankruptcy, or a petition in bankruptcy is filed against ELI and not dismissed within 60 days, or ELI is adjudicated as bankrupt or insolvent, or files any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State, or other statute, law, or regulation relating to bankruptcy, insolvency, or other relief for debtors, or seeks or consents to or acquiesces in the appointment of any trustee, receiver, custodian, liquidator, or similar official of ELI, or makes any general assignment for the benefit of creditors;

          (5)  material interference by a Party to the other Party's operations;
               or

          (6) failure to make restitution for any damage to a Party's real property or equipment caused as a result of the negligent or willful acts or omissions of the other Party when such damage causes material interference to a Party's operations.

     (b)  REMEDIES

          (1)  DEFAULTING PARTY'S RIGHT TO CURE

               The Defaulting Party shall have the right to cure any material breach or default under this Agreement within 30 calendar days after the receipt by the Defaulting Party of notification of such material breach or default. In the case of any material breach or default which may not reasonably be cured within 30 calendar days, other than in the case of a breach of Section 20(a)(1), the Defaulting Party shall have the right to provide the Non-Defaulting Party with a plan for the appropriate actions to cure such material breach or default, which plan shall be subject to the approval of the Non-Defaulting Party, which approval shall not be unreasonably withheld. Within 30 calendar days of submission of the plan, the Defaulting Party must commence diligently pursuing appropriate action under the plan to cure the material breach or default, and unless otherwise agreed to by the Parties, such material breach or default shall be cured within 90 calendar days of submission of the plan, failing which the Non-Defaulting Party may forthwith and without further notice terminate this Agreement.

          (2)  RIGHTS AND REMEDIES UPON TERMINATION

               Any Party terminating this Agreement under Section 21 shall have the additional right to cure any material breach or default of the Defaulting Party to preserve the Non-Defaulting Party's rights that may be prejudiced as a result of such material breach or default and exercise and pursue all other rights and remedies available to it under applicable law.

          (3)  RIGHTS AND REMEDIES CUMULATIVE

               Except as otherwise provided in this Agreement, any right or remedy afforded to either ELI or BPA under any provision of this Agreement is in addition to, and not in lieu of, all rights or remedies afforded either ELI or BPA under any other provision of this Agreement, by law or otherwise.

21.  TERMINATION

     (a)  Termination of this Agreement may occur in the following instances:

          (1) By the Non-Defaulting Party, after the time period for the Defaulting Party to cure a material breach or default has expired;

          (2) By either Party, if the Party claiming Force Majeure has not satisfactorily performed any obligations delayed due to the Force Majeure within 1 year of the notice of the Force Majeure event; or

          (3) Pursuant to Partial Invalidity terms, Section 24(d) of this Agreement.

     (b) Subject to Section 20(b), the Terminating Party shall give the other Party 30 calendar days advance written notice of Termination, which Termination shall become effective 30 calendar days after the receipt of such notice by the other Party.

22.  INDEMNIFICATION; WAIVER OF DAMAGES

     (a)  INDEMNIFICATION BY ELI

          (1) To the extent allowed by law, ELI shall release and indemnify, defend, and hold harmless BPA and each of its directors, officers, agents, representatives, subcontractors, and employees (the "BPA Indemnitees") from and against any and all claims: (A) for injury to or death of a person, including an employee of BPA or an ELI Indemnity; (B) for loss of or damage to property resulting directly or indirectly from ELI's performance or nonperformance of this Agreement; or (C) for any Claims against BPA by customers of ELI or others doing business with ELI, except in the cases of clauses (A) and (B) only, to the extent that such Claim is the result of the gross negligence or willful misconduct of a BPA Indemnity.

          (2) If gross negligence or willful misconduct of a BPA Indemnity has contributed to a Claim, ELI shall not be obligated to indemnify the BPA Indemnitees for the proportionate share of such Claims caused by such negligence or willful misconduct. BPA shall have the right, at its own cost, to retain counsel, and to monitor, or participate in the defense of any Claim that is covered by ELI's indemnity hereunder.

     (b)  INDEMNIFICATION BY BPA

          (1) To the extent allowed under the Federal Tort Claims Act, BPA shall release and indemnify, defend, and hold harmless ELI and each of its directors, officers, agents, representatives, subcontractors, and employees (the "ELI Indemnitees") from and against any and all claims for injury to or death of a person, including an employee of BPA or an ELI Indemnity, or for loss of or damage to property resulting directly or indirectly from BPA's performance or nonperformance of this Agreement, except to the extent that such claim is the result of the gross negligence or willful misconduct of a, ELI Indemnity. In no event shall BPA be required to indemnify ELI Indemnities against claims against ELI by customers of ELI or others doing business with ELI.

          (2) If gross negligence or willful misconduct of an ELI Indemnity has contributed to a claim, BPA shall not be obligated to indemnify the ELI Indemnitees for the proportionate share of such claims caused by such negligence or willful misconduct. ELI shall have the right, at its own cost, to retain counsel, to monitor, or participate in the defense of any claim that is covered by BPA's indemnity hereunder.

     (c)  WAIVER OF CERTAIN DAMAGES

          Each Party hereby waives any right to consequential, incidental, special or indirect damages, or damages for lost profits or exemplary damages with respect to any claim arising out of or related to this Agreement. The Parties acknowledge that the foregoing waiver shall not prejudice the right of indemnity respecting any claim under this
          Section 22.

23.  DISPUTE RESOLUTION

     (a) Pending resolution of a disputed matter, the Parties shall continue performance of their respective obligations hereunder, provided that neither Party shall be required to take any action pending such resolution which it has been advised by counsel, or which it reasonably believes, is unlawful or not permitted pursuant to applicable regulations or permit requirements. Any controversy between the Parties rising out of this Agreement or breach thereof, or out of performance under this Agreement, is subject to the mediation process described below. If not resolved by mediation, then the matter must be submitted to the American Arbitration Association ("AAA") for arbitration before a sole arbitrator.

     (b) A meeting will be held promptly between the Parties to attempt in good faith to negotiate a resolution of the dispute. The meeting will be attended by individuals with decision-making authority regarding the dispute. If within 30 calendar days after such meeting the Parties have not succeeded in resolving the dispute, within 30 calendar days thereafter, upon the written notice from either Party to the other Party, submit the dispute to a mutually acceptable third-party mediator who is acquainted with dispute resolution methods. The mediation shall be non-binding. If the dispute is not resolved by mediation, either Party may initiate an arbitration with the AAA, upon the written notice from either Party to the other Party. The dispute shall be resolved by arbitration under the rules and administration of the AAA (except that service of process, pleadings, motions and orders on BPA shall be as prescribed by the Federal Rules of Civil Procedures), and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Neither Party is entitled to seek or recover punitive damages in considering or fixing any award under these proceedings.

     (c) The costs of mediation and arbitration, including any mediator's fees, AAA administration fee, the arbitrators fee, and costs for the use of facilities during the hearings, shall be borne equally by the Parties. Reasonable attorneys' fees may be awarded to the prevailing Party (provided such a Party can clearly be determined from the proceedings) at the discretion of the arbitrator. Each Party's other costs and expenses will be borne by the Party incurring them.

24.  GENERAL

     (a)  FORCE MAJEURE

          (1) As used in this Agreement, the term "Force Majeure" means acts of God (including but not limited to, earthquakes, fires, floods, windstorms, landslides, and ice storms); strikes, lockouts, or other labor disputes; acts of public enemy; wars, riots, and insurrection; epidemics; civil disturbances; explosions; train derailments; breakdown or failure of machinery or facilities (excluding the Cable and Cable Accessories); accidents to machinery or equipment (excluding the Cable and Cable Accessories), and delay in delivery of equipment to the extent such occurrences are beyond the reasonable control of the Parties; electrical disturbance originating in or transmitted through such Party's electrical system or equipment or any electrical system with which such Party's system or equipment is interconnected; and any other event, cause, or condition beyond the Party's reasonable control, which, by the exercise of reasonable diligence, prevents the operation of the Cable and prevents the Party claiming Force Majeure from performing its obligations under this Agreement;

          (2) If either Party is unable to carry out its obligations under this Agreement as a result of an event, cause, or condition of Force Majeure, the Party claiming Force Majeure shall give notice and full particulars of such Force Majeure in writing to the other Party within 5 calendar days after the occurrence of the Force Majeure event, cause, or condition. Any obligations that such Party claims it is unable to perform due to an event, cause, or condition of Force Majeure shall be suspended during the continuance of such event of Force Majeure. The Party claiming Force Majeure shall use reasonable efforts to remedy and minimize the effects of such event of Force Majeure with all reasonable dispatch. For purposes of this Agreement, the Parties are obligated to make payments during periods of Force Majeure; PROVIDED, HOWEVER, ELI shall not be obligated to make payments during periods of Force Majeure when ELI is unable to provide service under the terms of the agreement with ELI's customers. Interest shall not accrue on payments that become payable to either Party during the period of any Force Majeure.

          (3) Neither Party shall be liable under this Agreement, or considered to be in material breach or default under this Agreement, on account of any delay in or failure of performance due to Force Majeure unless specifically stated in this Agreement. In the event that ELI continues to receive revenue from End-Users under this Agreement during a Force Majeure event, ELI will not be excused from performing its payment under this Agreement.

     (b)  NOTICES

          All notices and other communications under this Agreement shall be properly given only if made in writing; and

          (1) mailed by certified mail, return receipt requested, postage prepaid; or

          (2) delivered by facsimile transmission followed by certified mail to the Party's at the address or facsimile number set forth in this
               Section 24(b) or such other address or facsimile number as such Party may designate by notice to the other Party. Such notices and other communications shall be effective on the date of receipt. If any such notice or communication is not received or cannot be delivered due to a change in the address of the receiving Party of which notice was not previously given to the sending Party or due to a refusal to accept by the receiving Party, such notice or other communication shall be effective on the date delivery is attempted.

               If to BPA:       The BPA Power Administration
                                P.O. Box 3621
                                Portland, OR 97208-3621
                                Attn:  To be identified under separate letter

               with a copy to:  The BPA Power Administration
                                P.O. Box 3621
                                Portland, OR 97208-3621
                                Attn:  To be identified under separate letter

               If to ELI:       Electric Lightwave, Inc.
                                8100 NE.  Parkway Drive, Suite 150
                                Vancouver, WA
                                Attn:  Legal Affairs
                                Phone:  (360) 892- 1000
                                FAX:  (360) 253-4425

     (c)  ASSIGNMENT

          ELI shall not sell, assign, lease, sublease, sub-license or otherwise allow use of ELI's License under this Agreement to any person or entity without BPA's written approval; which approval shall not be unreasonably withheld. Notwithstanding the foregoing, ELI may assign in writing its rights and responsibilities under this Agreement to a corporate parent, subsidiary, or commonly owned affiliate, upon written notification to BPA, and a guarantee by its parent company, Citizens Utilities, to perform the obligation of ELI under this Agreement. Any permitted assignment or other transfer of rights hereunder shall be in writing and shall specify that the assignee or other transferee is bound by the terms and conditions of this Agreement to the same extent as if it were the original named party instead of ELI hereunder. In the event that ELI sells, assigns, leases, subleases, or otherwise allows use of ELI's License under this Agreement, ELI or its assigned entity shall designate a single point-of-contact to BPA for all activities relating to this Agreement. A sale, transfer, or distribution (by way of a dividend or otherwise) in one or a series of transactions of 50 percent or more of the capital stock of the entity that holds the License shall be deemed to be an assignment of the License.

     (d)  PARTIAL INVALIDITY

          If any provision of this Agreement is determined by a proper court to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect the performance of other provisions of this Agreement, and this Agreement shall remain in full force and effect without such invalid, illegal, or unenforceable provision; provided that if any such invalid, illegal, or unenforceable provision results in frustration of this Agreement, such that ELI cannot perform under Section 13, BPA shall have the right to terminate in accordance with Section 2 1.

     (e)  GOVERNING LAW

          This Agreement shall be governed by and construed in accordance with Federal law.

     (f)  TERMS GENERALLY

          The defined terms in this Agreement shall apply equally to both the singular and the plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. The term "person" includes individuals, corporations, partnerships, trusts, other legal entities, organizations and associations, and any Government or governmental agency or authority. The words "include," "includes," and "including," shall be deemed to be followed by the phrase "without limitation." The words "approval," "consent," and "notice," shall be deemed to be preceded by the word "written."

     (g)  RELATIONSHIP OF THE PARTIES

          Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, or joint venture relationship between or among the Parties hereto. The performance by the Parties of all duties and obligations hereunder shall be as independent contractors and not as agents of the other Party, and no persons employed or utilized by a performing Party shall be considered employees or agents of the other.

     (h)  WAIVERS

          No waiver of any provision or breach of this Agreement shall be effective unless such waiver is in writing and signed by the waiving Party and any such waiver shall not be deemed a waiver of any other provision of this Agreement or any other breach of this Agreement.

     (i)  CONFIDENTIALITY

          If and to the extent any information or documents furnished by one Party to the other under this Agreement is confidential or proprietary to the furnishing Party, the receiving Party shall treat such information or documents as confidential and proprietary and shall take reasonable steps to protect against the unauthorized use or disclosure of such information or documents; PROVIDED, HOWEVER, that such information and documents are conspicuously marked or otherwise clearly identified as confidential or proprietary when furnished; and PROVIDED, FURTHER, that this Section 24(g) shall not apply to information or documents in the public domain or to information or documents required to be disclosed by any law, rule, regulation, order, or other requirement of any governmental authority having jurisdiction. If a Freedom of Information Act, or Congressional request is received by BPA for such written information or documents, BPA must promptly notify ELI of such request and will, further, notify ELI if BPA is required to disclose such written information or documents.

     (j)  NO THIRD-PARTY BENEFICIARIES

          This Agreement creates rights and obligations only between the Parties hereto. The Parties hereto expressly do not intend to create any obligations or promise of performance to any other third person or entity nor have the Parties conferred any rights or remedy upon any third person or entity, other than the Parties hereto, their respective successor or assigns to enforce this Agreement.

     (k)  MISCELLANEOUS

          Neither Party shall make public announcement of this Agreement or the transactions contemplated by this Agreement without the prior consent of the other Party, unless such public announcement is necessary to comply with applicable law. This Agreement shall benefit and bind ELI and BPA and their respective permitted successors and assigns. Time is of the essence of this Agreement. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same Agreement. This Agreement may not be amended or modified except by a written instrument signed by ELI and BPA.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement in two counterparts.

                              UNITED STATES OF AMERICA
                              Department of Energy
                              BPA Power Administration


                              Name: /s/ George E. Bell
                                    ----------------------------------
                                    Acting Senior Vice President,
                                    Transmission Business Line

                              Date:  November 27, 1996
                                     ---------------------

ACCEPTED:

ELECTRIC LIGHTWAVE, INC.


By: /s/ Michael Miller
    --------------------------

Name: Michael Miller
      ------------------------

(Print/Type): VP Finance
              ----------------

Title: VP Finance
      ------------------------
Date: 11/27/96
     -------------------------

                                                          Exhibit A, Page 1 of 6
                                                         Contract No. 97TX-10014
                                              ELI Telecommunications Corporation
                                                 Effective on the Effective Date


                               ROUTE DESCRIPTION



The following Route description is a best estimate of how the Route will be laid out. Difficulties may arise along the Route that will require BPA to make adjustments that could alter the final Route.

ROSS - FRANKLIN FIBER ROUTE SEGMENT

ROSS SUBSTATION TO NORTH BONNEVILLE SUBSTATION - 36.0 MILES

Dittmer Control Center
North Bonneville - Ross No. 2
        AFV 187 (37/2) To AFX.1 (1/1)
Hanford  Ostrander No. 1
        FY 703 (151/5)
Fiber Optic Wood Pole
        AMV 4 (1/1A)
Substation Dead End Structure
        Bay 11, 230 kV Switchyard
        North Bonneville Substation


NORTH BONNEVILLE SUBSTATION TO BIG EDDY SUBSTATION - 50.2 MILES
Substation Dead End Structure
        Bay 13, 230 kV Switchyard
        North Bonneville Substation
North Bonneville - Midway No. 1
        AS 1 (1/1) To HB 152 (29/2)
Fiber Optic Wood Pole Parallel To McNary - Ross No. 1
        AMV 5 (116/3) To AMV 88 (97/4A)
Spearfish Tap To Chenoweth - Goldendale No. 1
        4/3 To 1/1
Fiber Optic Wood Pole
        AMV 89 (2/4A) To AMV 90 (2/4B)
Big Eddy  Midway No. 1
        AN 5 (2/3) To AN 2 (1/2)
The Dalles Powerhouse - Big Eddy Switchyard Line No. 1
        EN 3 (1/3) To EN 4 (1/4)
Substation Dead End Structure
        Bay 10, 115 kV Switchyard
        Big Eddy Substation

                                                          Exhibit A, Page 2 of 6
                                                         Contract No. 97TX-10014
                                              ELI Telecommunications Corporation
                                                 Effective on the Effective Date


BIG EDDY SUBSTATION TO JOHN DAY SUBSTATION - 18.9 MILES
Substation Dead End Structure
        Bay 35. 230 kV Switchyard
        Big Eddy Substation
Fiber Optic Wood Pole
        AMV 130 (1/1) To AMV 131 (1/2)
Substation Dead End Structure
        Bay 9E, 500 kV Switchyard
        Big Eddy Substation
John Day  Big Eddy No. 2
        BG 79 (19/4) To BG 1 (1/1)
Substation Dead End Structure
        Bay 11W, 500 kV Switchyard
John Day Substation

JOHN DAY SUBSTATION TO SLATT SUBSTATION - 30.3 MILES
Substation Dead End Structure
        Bay 6E, 500 kV Switchyard
        John Day Substation
Slatt  John Day No. 1
        CD 658 (31/1) To CD 521A (1/1)
Fiber Optic Wood Pole
        AMV 92 (46/1A)
        Slatt Substation

SLATT SUBSTATION TO MCNARY SUBSTATION - 45.5 MILES
Fiber Optic Wood Pole
        AMV 92 (46/1A)
        Slatt Substation
McNary  Slatt No. 1
        CD 520A (46/1) To CD 394 (19/5)
Fiber Optic Wood Pole
        AAM 94 (19/4A) To AMV 96 (19/4C)
McNary  Slatt No. 1
        CD 393 (19/3) To CD 312 (2/2)
Fiber Optic Wood Pole
        AMV 98 (2/1A)
McNary  Roundup No. 1
        TL 9 (2/8) To TL 1 (1/1)
Substation Dead End Structure
        Bay 10, 230 kV Switchyard
        McNary Substation

                                                          Exhibit A, Page 3 of 6
                                                         Contract No. 97TX-10014
                                              ELI Telecommunications Corporation
                                                 Effective on the Effective Date


MCNARY SUBSTATION TO FRANKLIN SUBSTATION - 26.5 MILES
Substation Dead End Structure
        Bay 2, 69 kV Switchyard
        McNary Substation
Fiber Optic Wood Pole
        AMV 99 (1/7A) To AMV 100 (1/7B)
McNary  Franklin No. 2
        SN 7 (1/7) To SN 149R (20/8)
Fiber Optic Wood Pole Parallel To McNary - Franklin No. 2
        AMV 101 (21/1) To AMV 119 (24/5)
McNary  Franklin No. 2
        Sh 4 (24/6) To ABH 1 (27/7)
Substation Dead End Structure
Bay 5, 230 kV Switchyard
        Franklin Substation

FRANKLIN - BELL FIBER ROUTE SEGMENT

FRANKLIN SUBSTATION TO BENTON SUBSTATION - 21.0 MILES
Substation Dead End Structure
        Bay 9, 115 kV Switchyard
        Franklin Substation
Benton  Franklin No. 1
        UH 150 (21/13) To UH 1 (1/1)
Substation Dead End Structure
        Bay 5, 115 kV Switchyard
        Benton Substation

BENTON SUBSTATION TO ASHE SUBSTATION - 3.9 MILES
Substation Dead End Structure
        Bay 19, 230 kV Switchyard
        Benton Substation
Midway  Benton No. 2
        AFA 143 (29/6) To AFA 130 (27/4)
Lower Monumental - Ashe No. 1
        ACF 183 (39/2) To ACF 191 (40/5)
Substation Dead End Structure
        Bay 8, 500 kV Switchyard
        Ashe Substation

                                                          Exhibit A, Page 4 of 6
                                                         Contract No. 97TX-10014
                                              ELI Telecommunications Corporation
                                                 Effective on the Effective Date

ASHE SUBSTATION TO HANFORD SUBSTATION - 19.6 MILES
Midway  Benton No. 2
        AFA 130 (27/4) To AFA 74 (15/3)
Ashe  Hanford No. 1
        AAV 54 (11/3) To CA 261 (18/4)
Substation Dead End Structure
        Bay 4, 500 kV Switchyard
        Hanford Substation

HANFORD SUBSTATION TO MIDWAY SUBSTATION - 14.3 MILES
Midway  Benton No. 2
        AFA 74 (15/3) To AFA 10 (2/3)
Midway Benton No. 1
        TV 11 (2/3) To TV 1 (1/1)
Substation Dead End Structure
        Bay 7, 115 kV Switchyard
        Midway Substation

MIDWAY SUBSTATION TO MOXEE SUBSTATION - 34.0 MILES
Substation Dead End Structure
        Bay 4, 115 kV Switchyard
        Midway Substation
Midway  Moxee No. 1
        YC 1A (1/1) To YC 222 (34/8)
Substation Dead End Structure
        Bay 4, 115 kV Switchyard
        Moxee Substation

MOXEE SUBSTATION TO SCHULTZ SUBSTATION - 40.0 MILES
Substation Dead End Structure
        Bay 9, 115 kV Switchyard
        Moxee Substation
Columbia  Moxee No. 1
        YD 1 (66/10) To FF 388A (26/5)
Substation Dead End Structure
        Bay 5W (26/4), 500 kV Switchyard
        Schultz Substation

                                                          Exhibit A, Page 5 of 6
                                                         Contract No. 97TX-10014
                                              ELI Telecommunications Corporation
                                                 Effective on the Effective Date

SCHULTZ SUBSTATION TO COLUMBIA SUBSTATION - 26.0 MILES
Substation Dead End Structure
        Bay 5E (26/3), 500 kV Switchyard
        Schultz Substation
Columbia Moxee No. 1
        FF 389A (26/2) To FF 442 (19/1)
Olympia  Grand Coulee No. 1
        AF 664 (137/5) To AF 736 (155/3)
Substation Dead End Structure
        Bay 17, 230 kV Switchyard
        Columbia Substation

COLUMBIA SUBSTATION TO VALHALLA SUBSTATION - 5.4 MILES
Substation Dead End Structure
        Bay 5, 230 kV Switchyard
        Columbia Substation
Rocky Reach - Columbia No. 1
        AC 98 (21/3) To AC 79 (17/3)
Columbia  Valhalla No. 1
        NJ 34 (4/9) To NJ 47 (5/12)
Substation Dead End Structure
        Bay 5, 115 kV Switchyard
        Valhalla Substation

VALHALLA SUBSTATION TO SICKLER SUBSTATION - 16.7 MILES
Rocky Reach - Columbia No. 1
        AC 79 (17/3) To AC 7 (2/2)
Sickler  Schultz No. 1
        DL 14 (2/1) To DL, 10 (1/1)
Substation Dead End Structure
        Bay 3, 500 kV Switchyard
        Sickler Substation

                                                          Exhibit A, Page 6 of 6
                                                         Contract No. 97TX-10014
                                              ELI Telecommunications Corporation
                                                 Effective on the Effective Date

SICKLER SUBSTATION TO CHIEF JOSEPH SUBSTATION - 44.6 MILES
Substation Dead End Structure
        Bay 4, 500 kV Switchyard
        Sickler Substation
Chief Joseph - Sickler No. 1
        GU 221 (45/6) To GU 10 (2/3)
Grand Coulee - Chief Joseph No. 1
        FB 257 (33/1) To FB 261 (33/5)
Substation Dead End Structure
        Bay 10, 230 kV Switchyard
        Chief Joseph Substation

CHIEF JOSEPH SUBSTATION TO GRAND COULEE SUBSTATION - 31.7 MILES
Grand Coulee - Chief Joseph No. 1
        FB 257 (33/1) To FB 1R (1/1)
Substation Dead End Structure
        Bay Y25, 230 kV Switchyard
        Grand Coulee Substation

GRAND COULEE SUBSTATION TO MONROE CONTROL CENTER - 82.9 MILES
Substation Dead End Structure
        Bay Y19, 230 kV Switchyard
        Grand Coulee Substation
Grand Coulee - Bell No. 5
        AH 14R (1/1) To AH 413 (82/4)
Grand Coulee  Bell
        ZC 717 (82/8) To ZC 729 (84/2)
Monroe Control Center

                                                          Exhibit B, Page 1 of 4
                                                         Contract No. 97TX-10014
                                              ELI Telecommunications Corporation
                                                 Effective on the Effective Date

                      PAYMENT SPECIFICATIONS



ELI's MONTHLY PAYMENT to BPA will equal GRV multiplied by the Payment Factor.


The PAYMENT FACTOR equals [*] until ELI's accumulative monthly payments to BPA exceed BPA Capital Costs, after which the Payment Factor will equal [*] for the remainder of the contract.

The GRV will be determined using the following formula:


GRV = ELITSV + EUTRSV + DFLV + OSV

Where:
GRV = GROSS REVENUE VALUE
ELITSV = ELI TRANSPORT SERVICE VALUE(S)
EUTSV = END-USER TRANSPORT SERVICE VALUE(S)
DFLV = DARK FIBER LEASE VALUE(S)
OSV  =  OTHER SERVICE VALUE(S)



----------
* Confidential material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                                          Exhibit B, Page 2 of 4
                                                         Contract No. 97TX-10014
                                              ELI Telecommunications Corporation
                                                 Effective on the Effective Date


                          SAMPLES OF REPORTING SUMMARY
                            AND ANNUAL REVENUE SPLIT


The samples below are not based on actual data generated, but to be used for sample purposes only. The Annual Revenue Split, shown on page two of this Exhibit, demonstrates how the payment calculation is to be applied to a given GRV, and the Summary Report specifies the information and format ELI shall use for reporting information to BPA.

                                                          Exhibit B, Page 3 of 4
                                                         Contract No. 97TX-10014
                                              ELI Telecommunications Corporation
                                                 Effective on the Effective Date


























































































                                      51



                            ELECTRIC LIGHTWAVE, INC.
                             BPA PORTLAND . SPOKANE
                             ECONOMIC ANALYSIS [*]


WHOLESALE LONGHAUL REVENUE
Year  Year  Year  Year  Year  Year  Year  Year  Year  Year  Year  Year  Year  Year  Year  Year
 0     1     2     3     4     5     6     7     8     9     10    11    12    13    14    15     Total

Revenue Growth yrs 11-15 [*]

Revenue:

Portland to Tri Cities[*]
Portland to Spokane[*]
Portland to Yakima[*]
Spokane to Yakima[*]
Spokane to Tri Cities[*]
Yakima to Tri Cities[*]
Seattle to Spokane[*]
Seattle to Yakima[*]
Seattle to Tri-Cities[*]

Dark Fiber Lease[*]

                                Total Revenue[*]

BPA Share of Revenue[*]
--------------------

BPA CAPITAL INVESTMENT[*]
----------------------

Backbone:

                              Number of Miles[*]
                                Outside Plant[*]

Joint Venture Share[*]

CASH FLOWS
----------

BPA
---

                             Capital Expenses[*]
                          BPA Revenue Sharing[*]
                                        Total[*]

                      Internal Rate of Return[*]

                                          NPV[*]


----------

 * Confidential Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                                          Exhibit B, Page 4 of 4
                                                         Contract No. 97TX-10014
                                              ELI Telecommunications Corporation
                                                 Effective on the Effective Date

                                    TABLE X

                                    MONTH 6
                                ACCOUNT SUMMARY



  ACCOUNT                                                   VALUES FOR
    NAME  START DATE  SERVICE TYPE  UNIT PRICE  # OF UNITS   THE MONTH

     ELI   12-97         DS3         $3,000          8        $24,000
     ELI    1-98         DS3         $3,000          1        $3,500
     ELI    2-98         DS3         $3,700          1        $3,500
     ELI    3-98         DS3         $3,300          6       $19,800
     ELI    6-98         DS3         $3,200          1        $3,200
       A    1-98         DS1         $1,020          2        $2,040
       A   12-97         DS3         $3,100          1        $3,100
       B              dark fiber        $50          6*      $60,000
       C              dark fiber        $43          4*      $34,400
       D    4-98         OC3       $100,000          1      $100,000
       D    1-98         DS1         $1,020          1        $1,020
       D    2-98         DS3         $3,200          1        $3,200
       E              dark fiber        $51          4*      $41,000
       F    4-98         DS1           $940          5        $4,700
MONTHLY GRV:                                                $303,660

*  @ 200 miles per fiber

                                                          Exhibit C, Page 1 of 1
                                                         Contract No. 97TX-10014
                                              ELI Telecommunications Corporation
                                                 Effective on the Effective Date

                               MILESTONE SCHEDULE


                                        4, 1996  Qtr 1, 1997  Qtr 2, 1997  Qtr 3, 1997   Qtr 4, 1997  Qtr 1, 1

ID    Task Name  Durat  Start  Finish  Nov  Dec  Jan  Feb Mar  Apr May Jun   Jul Aug Sep   Oct Nov Dec  Jan  Feb

1      Franklin-  272  11/15/9 12/1/9  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
       Bell
2
3      Design     163  11/15/9  7/1/9  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
4
5      Order cable 87  12/16/9  4/15/9      XXXXXXXXXXXXXXXXXXXXXXXX
       & hardware
6
7      Cable      120  8/1/9    8/1/9                  XXXXXXXXXXXXXXXXXXXXXXXXXXX
       delivery
8
9      Schedule   Od   7/15/9   7/15/9
       review
10
11     Instal-    196  3/3/9   12/1/9                     XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
       lation
       contract

                                       Exhibit D, Page 1 of 1 Contract No. 97TX-
                                        10014 ELI Telecommunications Corporation
                                                 Effective on the Effective Date

                        COMMERCIAL FIBER SPECIFICATIONS



BPA shall provide specifications for the Commercial Fiber no later than 30 days following the execution of this Agreement.


The specifications provided shall meet or exceed current Corning optical fiber specifications.